WHITESTONE REIT
REPORTS FIRST QUARTER 2021 RESULTS

-Net Income Per Diluted Share Attributable to Whitestone REIT of $0.03 for the First Quarter-
-Strong New Tenant Leasing Volume of 116,993 SF and $19.9 Million in Total Lease Value-

Houston, Texas, May 4, 2021 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the first quarter of 2021 with an update on its business activities in light of the ongoing COVID-19 pandemic. Whitestone seeks to create neighborhood center communities in its high quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing and most affluent markets in the Sunbelt.

First Quarter Operating and Financial Highlights:
All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•Net Income attributable to common shareholders of $0.03 per diluted share
•Funds from Operations (“FFO”) of $0.20 per share
•FFO Core of $0.23 per share
•Comparable GAAP-based leasing spreads of 7.8% for the quarter
•Same-store Net Operating Income (“NOI”) decreased 4.3% from the same period last year
•Annualized Base Rent per leased square foot grew to $19.71 from $19.58 from the prior quarter
•Bad debt/uncollectable revenue for the quarter was $0.7 million, or $0.02 per share, primarily due to the COVID-19 pandemic and included $0.1 million of non-cash straight-line rent write offs
•Total Net Debt(1) reduced $17.2 million, or 2.6% from prior year

COVID-19 Update Summary (as of May 4, 2021)

•All 53 community centers are open and have remained open throughout the pandemic
•95% of first quarter 2021 contractual rents have been collected
•95% of total April contractual rents have been collected to date
•Entered into rent deferral agreements representing 0.5% of first quarter 2021 revenue

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT, commented, “With a significant portion of the Sunbelt, and specifically our markets, leading the nation’s reopening, Whitestone’s resiliency continues to be demonstrated, evidenced by the strong leasing volumes we recorded in first quarter of 2021. Our leasing volume is underscored by the continued strength we have achieved in cash rental collections throughout the pandemic, where we have consistently performed near the top of the U.S. shopping center industry peers for the past four quarters.” Mr. Mastandrea continued, “Given our sustained performance, the Board of Trustees increased our dividend by 2.4% during the first quarter. We now are re-energized, and as the economy recovers, we expect to re-activate our strategic growth plan, reduce leverage, and scale G&A in our efforts to create long-term value for our shareholders.”

(1) Total Net Debt is defined as outstanding debt plus pro rata share of outstanding debt of real estate partnership less cash and pro rata share of cash of real estate partnership,

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, FFO Core and NOI are included herein.

Net income attributable to common shareholders for the quarter ended March 31, 2021 was $1.4 million, or $0.03 per diluted share, inclusive of $0.7 million or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to the impact of the COVID-19 pandemic. Net income attributable to common shareholders for the quarter ended March 31, 2020 was $1.6 million, or $0.04 per share.

FFO for the quarter ended March 31, 2021 was $8.8 million, or $0.20 per share, as compared to $9.3 million, or $0.21 per share for the quarter ended March 31, 2020. FFO Core for the quarter ended March 31, 2021 was $10.3 million or $0.23 per share, compared to $10.6 million, or $0.24 per share for the quarter ended March 31, 2020.

Operating Results

For the periods ending March 31, 2021 and 2020, the Company’s operating highlights were as follows:

	First Quarter 2021	First Quarter 2020
Occupancy:
Wholly Owned Properties	88.7%	89.7%
Same Store Property Net Operating Income Change(2)	(4.3)%	(0.9)%

Rental Rate Growth - Total (GAAP Basis):	7.8%	7.3%
New Leases	5.3%	(3.8)%
Renewal Leases	9.6%	8.4%

Leasing Transactions:
Number of New Leases	46	24
New Leases - Annualized Revenue (millions)	$19.9	$6.0
Number of Renewal Leases	48	56
Renewal Leases - Annualized Revenue (millions)	$10.9	$15.9

(2) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2021, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6%(3). The Company’s properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the first quarter, the Company’s diversified tenant base was comprised of 1,403 tenants, with the largest tenant accounting for only 2.8% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

(3) Source: Claritas, as of April 2017.

COVID-19 Update Summary

During the first quarter of 2021, the COVID-19 pandemic continued to impact the Company’s operations. Cash collections for the quarter totaled 95% of contractual rents, in line with the 95% in the prior quarter. These strong collections are a result of the Company’s strategic locations, well-crafted tenant mix and the efforts of its team members in proactively working with tenants to assist them through these difficult times. Cash collections in April 2021 are 95% collected to date.

Balance Sheet and Liquidity

At March 31, 2021, Whitestone had $22.8 million in cash and cash equivalents, $15.9 million of availability and $130.5 million of capacity under its credit facility.

The Company has undepreciated real estate assets of $1.1 billion at March 31, 2021.

At March 31, 2021, 51 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $826.7 million. At March 31, 2021, the Company had total real estate debt, net of cash, of $622.0 million, of which approximately 85% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.1% and the weighted average remaining term was 4.1 years.

Dividend

On February 10, 2021, the Company raised its quarterly distribution to $0.1075 per common share and OP units, equal to a monthly distribution of $0.035833, beginning with the March 2021 distribution. On March 26, 2021, the Company declared a quarterly cash distribution of $0.1075 per common share and OP unit for the second quarter of 2021, to be paid in three equal installments of $0.035833 in April, May, and June of 2021.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, May 5, 2021 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants: (877) 407-4018
Dial-in number for international participants: (201) 689-8471

The conference call will be recorded, and a telephone replay will be available through Wednesday, May 19, 2021. Replay access information is as follows:

Replay number for domestic participants:	(844) 512-2921
Replay number for international participants:	(412) 317-6671
Passcode (for all participants):	13715688

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend paying stock and has consistently paid dividends for over 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to the lack of further availability under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the fluctuating government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of any resurgencies in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, EBITDAre-Adjusted, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus, or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre will represent a supplemental non-GAAP performance measure that will provide investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre-Adjusted: The Company also presents EBITDAre-Adjusted as an additional supplemental measure as we believe it is reflective of the core operating performance of our portfolio of properties. EBITDAre-Adjusted is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that could affect the comparability of operating results. Specific examples of items excluded from EBITDAre-Adjusted include, but are not limited to, share-based compensation and management fees, net of related costs. There can be no assurance that EBITDAre-Adjusted as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre-Adjusted should not be considered an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre-Adjusted does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Media Contact:                                Investor Contact:
Rebecca Elliott, VP of Corporate Communications                Kevin Reed, Director of Investor Relations
Whitestone REIT                                Whitestone REIT
(713) 435-2228                                (713) 435-2219
Relliott@whitestonereit.com                        Kreed@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,107,895	$1,106,426
Accumulated depreciation	(170,286)	(163,712)
Total real estate assets	937,609	942,714
Investment in real estate partnership	34,068	33,979
Cash and cash equivalents	22,820	25,777
Restricted cash	106	179
Escrows and acquisition deposits	6,923	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,309	23,009
Receivable due from related party	731	335
Unamortized lease commissions, legal fees and loan costs	7,951	7,686
Prepaid expenses and other assets(2)	3,127	2,049
Total assets	$1,036,644	$1,045,002
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$645,230	$644,185
Accounts payable and accrued expenses(3)	41,163	50,918
Payable due to related party	160	125
Tenants' security deposits	7,059	6,916
Dividends and distributions payable	4,660	4,532
Total liabilities	698,272	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 42,579,059 and 42,391,316 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	43	42
Additional paid-in capital	563,338	562,250
Accumulated deficit	(219,016)	(215,809)
Accumulated other comprehensive loss	(12,220)	(14,400)
Total Whitestone REIT shareholders' equity	332,145	332,083
Noncontrolling interest in subsidiary	6,227	6,243
Total equity	338,372	338,326
Total liabilities and equity	$1,036,644	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

March 31, 2021	December 31, 2020

(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$22,900	$22,956
Accrued rents and other recoveries	16,944	16,348
Allowance for doubtful accounts	(16,792)	(16,426)
Other receivables	257	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,309	$23,009

(2) Operating lease right of use assets (net)	$548	$592
(3) Operating lease liabilities	$558	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental(1)	$28,695	$30,196
Management, transaction, and other fees	350	388
Total revenues	29,045	30,584

Operating expenses
Depreciation and amortization	7,013	6,971
Operating and maintenance	4,839	5,597
Real estate taxes	4,038	4,536
General and administrative	5,634	5,100
Total operating expenses	21,524	22,204

Other expenses (income)
Interest expense	6,132	6,693
(Gain) loss on sale or disposal of assets, net	(1)	207
Interest, dividend and other investment income	(49)	(62)
Total other expense	6,082	6,838

Income before equity investment in real estate partnership and income tax	1,439	1,542

Equity in earnings of real estate partnership	89	192
Provision for income tax	(87)	(87)

Net income	1,441	1,647

Less: Net income attributable to noncontrolling interests	26	35

Net income attributable to Whitestone REIT	$1,415	$1,612

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.04
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.04

Weighted average number of common shares outstanding:
Basic	42,495	42,048
Diluted	43,331	43,009

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,441	$1,647

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	2,221	(10,952)

Comprehensive income (loss)	3,662	(9,305)

Less: Net income attributable to noncontrolling interests	26	35
Less: Comprehensive income (loss) attributable to noncontrolling interests	41	(231)

Comprehensive income (loss) attributable to Whitestone REIT	$3,595	$(9,109)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended March 31,
	2021	2020
(1) Rental
Rental revenues	$21,626	$22,077
Recoveries	7,598	8,963
Bad debt	(529)	(844)
Total rental	$28,695	$30,196

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,441	$1,647
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,013	6,971
Amortization of deferred loan costs	274	282
(Gain) loss on sale or disposal of assets and loan forgiveness, net	(1)	207
Bad debt	529	844
Share-based compensation	1,398	1,248
Equity in earnings of real estate partnership	(89)	(192)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,352	2,068
Accrued rents and accounts receivable	(829)	(886)
Receivable due from related party	(396)	(419)
Unamortized lease commissions, legal fees and loan costs	(844)	(423)
Prepaid expenses and other assets	611	(10,154)
Accounts payable and accrued expenses	(7,534)	3,737
Payable due to related party	35	144
Tenants' security deposits	143	139
Net cash provided by operating activities	4,103	5,213
Cash flows from investing activities:
Additions to real estate	(1,528)	(1,593)
Net cash used in investing activities	(1,528)	(1,593)
Cash flows from financing activities:
Distributions paid to common shareholders	(4,480)	(11,928)
Distributions paid to OP unit holders	(82)	(258)
Proceeds from issuance of common shares, net of offering costs	—	2,241
Payments of exchange offer costs	—	(32)
Net proceeds from credit facility	—	30,000
Repayments of notes payable	(719)	(777)
Repurchase of common shares	(324)	(1,630)
Net cash provided by (used in) financing activities	(5,605)	17,616
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,030)	21,236
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$22,926	$36,879

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Three Months Ended March 31,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,936	$6,461
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$3	$24
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$15	$42
Value of common shares exchanged for OP units	$—	$44
Change in fair value of cash flow hedge	$2,221	$(10,952)

	March 31,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$22,820	$36,774
Restricted cash	106	105
Total cash, cash equivalents and restricted cash	$22,926	$36,879

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO (NAREIT) AND FFO CORE	2021	2020
Net income attributable to Whitestone REIT	$1,415	$1,612
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate assets	6,980	6,909
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	405	449
(Gain) loss on sale or disposal of assets, net	(1)	207
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	—	53
Net income attributable to noncontrolling interests	26	35
FFO (NAREIT)	8,825	9,265
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,468	1,326
FFO Core	$10,293	$10,591

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,825	$9,265
Distributions paid on unvested restricted common shares	—	—
FFO excluding amounts attributable to unvested restricted common shares	$8,825	$9,265
FFO Core excluding amounts attributable to unvested restricted common shares	$10,293	$10,591
Denominator:
Weighted average number of total common shares - basic	42,495	42,048
Weighted average number of total noncontrolling OP units - basic	773	904
Weighted average number of total common shares and noncontrolling OP units - basic	43,268	42,952

Effect of dilutive securities:
Unvested restricted shares	836	961
Weighted average number of total common shares and noncontrolling OP units - diluted	44,104	43,913

FFO per common share and OP unit - basic	$0.20	$0.22
FFO per common share and OP unit - diluted	$0.20	$0.21

FFO Core per common share and OP unit - basic	$0.24	$0.25
FFO Core per common share and OP unit - diluted	$0.23	$0.24

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
PROPERTY NET OPERATING INCOME	2021	2020
Net income attributable to Whitestone REIT	$1,415	$1,612
General and administrative expenses	5,634	5,100
Depreciation and amortization	7,013	6,971
Equity in earnings of real estate partnership	(89)	(192)
Interest expense	6,132	6,693
Interest, dividend and other investment income	(49)	(62)
Provision for income taxes	87	87
Management fee, net of related expenses	80	108
(Gain) loss on sale or disposal of assets, net	(1)	207
NOI of real estate partnership (pro rata)	891	1,096
Net income attributable to noncontrolling interests	26	35
NOI	21,139	21,655
Non-Same Store NOI (1)	—	—
NOI of real estate partnership (pro rata)	(891)	(1,096)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	20,248	20,559
Same Store straight-line rent adjustments	(210)	334
Same Store amortization of above/below market rents	(201)	(209)
Same Store lease termination fees	(76)	(30)
Same Store NOI (2)	$19,761	$20,654

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended March 31, 2021 to the three months ended March 31, 2020, Non-Same Store includes properties acquired between January 1, 2020 and March 31, 2021 and properties sold between January 1, 2020 and March 31, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended March 31, 2021 to the three months ended March 31, 2020, Same Store includes properties owned before January 1, 2020 and not sold before March 31, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)	2021	2020

Net income attributable to Whitestone REIT	$1,415	$1,612
Depreciation and amortization	7,013	6,971
Interest expense	6,132	6,693
Provision for income taxes	87	87
Net income attributable to noncontrolling interests	26	35
Equity in earnings of real estate partnership	(89)	(192)
EBITDAre adjustments for real estate partnership	685	887
(Gain) loss on sale or disposal of assets, net	(1)	207
EBITDAre	15,268	16,300
Management fee, net of related expenses	80	108
Share-based compensation expense	1,468	1,326
EBITDAre-Adjusted	$16,816	$17,734